Obar Camden Holdings Limited

March 31, 2014 and 2013

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Obar Camden Holdings Limited

We have audited the consolidated balance sheets of Obar Camden Holdings Limited (the “Company”) as of March 31, 2014 and 2013 and the related consolidated statements of operations and other comprehensive income (loss), stockholders’ equity and cash flows for the fiscal years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of March 31, 2014 and 2013 and the consolidated results of its operations and its cash flows for the fiscal years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/Li and Company, PC

Li and Company, PC

Skillman, New Jersey

June 30, 2014

F-2

Obar Camden Holdings Limited

Consolidated Balance Sheets

	March 31, 2014	March 31, 2013

ASSETS
CURRENT ASSETS:
Cash	$731,208	$762,889
Accounts receivable	148,452	35,381
Inventories	67,252	52,957
Advances to related parties	-	72,454
Prepayments and other current assets	562,318	438,011
Deferred taxes	40,772	37,234

Total Current Assets	1,550,002	1,398,926

PROPERTY AND EQUIPMENT
Leasehold improvements	1,379,677	1,186,129
Furniture and fixtures	429,785	388,412
Production and entertainment equipment	1,457,955	1,271,471

Total property and equipment	3,267,417	2,846,012

Accumulated depreciation	(2,104,610)	(1,732,635)

Property and equipment, net	1,162,807	1,113,377

INTANGIABLE ASSETS
Trademarks	16,484	15,053
Website development costs	38,381	35,050

Total intangible assets	54,865	50,103

Accumulated amortization	(43,325)	(38,812)

Intangible assets, net	11,540	11,291

Total Assets	$2,724,349	$2,523,594

See accompanying notes to the Consolidated Financial Statements.

F-3

Obar Camden Holdings Limited

Consolidated Balance Sheets

	March 31, 2014	March 31, 2013

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$574,828	$642,470
Income tax payable	87,946	179,210
VAT tax payable and payroll liabilities	180,664	216,819
Accrued expenses and other current liabilities	237,642	141,748
Advances from related parties	8,161	-
Current portion of deferred rent	91,246	82,757

Total Current Liabilities	1,180,487	1,263,004

NON-CURRENT LIABILITIES:
Deferred rent	1,267,445	1,241,356

Total Non-Current Liabilities	1,267,445	1,241,356

Total Liabilities	2,447,932	2,504,360

COMMITMENTS AND CONTENGENCIES

STOCKHOLDERS' EQUITY:
Common stock par value £0.05 ($0.0804): 97,756 shares authorized, 97,756 shares issued and outstanding	7,861	7,861
Additional paid-in capital	(7,858)	(7,858)
Retained earnings	320,051	76,378
Acumulated other comprehensive income:
Foreign currency translation gain (loss)	(43,637)	(57,147)

Total Stockholders' Equity	276,417	19,234

Total Liabilities and Stockholders' Equity	$2,724,349	$2,523,594

See accompanying notes to the Consolidated Financial Statements.

F-4

Obar Camden Holdings Limited

Consolidated Statements of Income and Other Comprenensive Income (Loss)

	For the Fiscal Year	For the Fiscal Year
	Ended	Ended
	March 31, 2014	March 31, 2013

NET REVENUE	$6,958,850	$6,528,657

COST OF REVENUE	1,020,462	919,387

GROSS MARGIN	5,938,388	5,609,270

OPERATING EXPENSES:
Selling expenses	275,668	187,554
Rent	783,721	779,758
Management fees - related party	904,785	316,006
Salary and wages	1,225,061	1,138,794
General and administrative expenses	2,421,548	2,446,281

Total operating expenses	5,610,783	4,868,393

INCOME FROM OPERATIONS	327,605	740,877

OTHER (INCOME) EXPENSE:
Demerger cost	-	62,918

Other (income) expense, net	-	62,918

INCOME BEFORE INCOME TAX PROVISION	327,605	677,959

INCOME TAX PROVISION	83,932	183,843

NET INCOME	243,673	494,116

OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation gain (loss)	13,510	(34,693)

Total other comprehensive income (loss)	13,510	(34,693)

COMPREHENSIVE INCOME	$257,183	$459,423

See accompanying notes to the Consolidated Financial Statements.

F-5

Obar Camden Holdings Limited

Consolidated Statement of Stockholders' Equity

For the Fiscal Year Ended March 31, 2014 and 2013

					Accumulated
					Other
					Comprehensive
					Income (Loss)
	Common stock par value £0.05 ($0.0804)		Additional		Foreign Currency	Total
	Number of		Paid-in	Retained	Translation Gain	Stockholders'
	Shares	Amount	Capital	Earnings	(Loss)	Equity

Balance, March 31, 2012	97,756	$7,861	$(7,858)	$342,140	$(22,454)	$319,689

Comprehensive income
Net income				494,116		494,116
Other comprehensive income:
Foreign currency translation gain (loss)					(34,693)	(34,693)

Total comprehensive income						459,423

Dividends paid				(759,878)		(759,878)

Balance, March 31, 2013	97,756	7,861	(7,858)	76,378	(57,147)	19,234

Comprehensive income
Net income				243,673		243,673
Other comprehensive income:
Foreign currency translation gain (loss)					13,510	13,510

Total comprehensive income						257,183

Balance, March 31, 2014	97,756	$7,861	$(7,858)	$320,051	$(43,637)	$276,417

See accompanying notes to the Consolidated Financial Statements.

F-6

Obar Camden Holdings Limited

Consolidated Statements of Cash Flows

	For the Fiscal Year	For the Fiscal Year
	Ended	Ended
	March 31, 2014	March 31, 2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$243,673	$494,116

Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation expense	207,332	195,840
Amortization expense	825	7,760
Changes in operating assets and liabilities:
Accounts receivable	(109,709)	34,691
Inventories	(9,263)	12,131
Prepayments and other current assets	(82,686)	(32,160)
Deferred taxes	-	(157)
Accounts payable	(128,692)	121,550
Income tax payable	(108,293)	32,030
Payroll liabilities	(56,758)	143,561
Accrued expenses and other current liabilities	82,425	100,498
Deferred rent	(91,243)	(83,325)

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(52,389)	1,026,535

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(150,965)	(51,269)

NET CASH USED IN INVESTING ACTIVITIES	(150,965)	(51,269)

CASH FLOWS FROM FINANCING ACTIVITIES:

Advances from (repayments to) related parties	87,500	(406,495)
Dividends paid	-	(759,878)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	87,500	(1,166,373)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	84,173	(69,559)

NET CHANGE IN CASH	(31,681)	(260,666)

Cash at beginning of period	762,889	1,023,555

Cash at end of period	$731,208	$762,889

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$-	$-
Income taxes paid	$187,262	$183,843

See accompanying notes to the Consolidated Financial Statements.

F-7

Obar Camden Holdings Limited

March 31, 2014 and 2013

Notes to the Consolidated Financial Statements

Note 1 - Organization and Operations

Obar Camden Holdings Limited and Subsidiary

Obar Camden Holdings Limited

Obar Camden Holdings Limited ("OCHL" or the “Company”) was incorporated on October 17, 2012 under the laws of the United Kingdom. OCHL was formed by the same stockholders of Obar Camden Ltd. for the sole purpose of acquiring all of the registered and contributed capital of Obar Camden Ltd. Upon formation, OCHL issued ten (10) shares of the newly formed corporation’s ordinary shares to a significant stockholder of Obar Camden Ltd. No value was given to the shares issued, therefore, the shares were recorded to reflect the £0.50 par value and paid in capital was recorded as a negative amount of (£0.50).

Prior to November 20, 2012, the date of recapitalization, OCHL was inactive and had no assets or liabilities.

Obar Camden Ltd.

Obar Camden Ltd. ("Obar Camden" or "OCL") was incorporated on November 13, 2003 under the laws of the United Kingdom. Obar Camden engages in the operations of a nightclub and live music venue trading as KOKO in Camden, London.

Merger of Obar Camden Ltd.

On November 20, 2012, OCHL acquired all of the issued and outstanding ordinary shares of Obar Camden from its then stockholders in exchange for 97,746 shares of Obar Camden’s ordinary shares. The number of shares issued represented 99.99% of the issued and outstanding ordinary shares immediately after the consummation of the Obar Camden acquisition.

As a result of the ownership interests and power to control of the former stockholder of Obar Camden, for financial statement reporting purposes, the merger between OCHL and Obar Camden has been treated as a reverse acquisition with Obar Camden deemed the accounting acquirer and OCHL deemed the accounting acquiree under the acquisition method of accounting in accordance with section 805-10-55 of the FASB Accounting Standards Codification. The reverse acquisition is deemed a capital transaction and the net assets of Obar Camden (the accounting acquirer) are carried forward to OCHL (the legal acquirer and the reporting entity) at their carrying value before the acquisition. The acquisition process utilizes the capital structure of OCHL and the assets and liabilities of Obar Camden which are recorded at historical cost. The equity of the combined entity is the historical equity of Obar Camden retroactively restated to reflect the number of shares issued by OCHL in the transaction.

Note 2 - Significant and Critical Accounting Policies and Practices

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The Company’s consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Fiscal Year End

The Company elected March 31st as its fiscal year end date upon its formation.

F-8

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimate(s) and assumption(s) affecting the financial statements was (were):

(i)	Fair value of long-lived assets: Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives. The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Principles of Consolidation

The Company applies the guidance of Topic 810 “Consolidation” of the FASB Accounting Standards Codification ("ASC") to determine whether and how to consolidate another entity. Pursuant to ASC Paragraph 810-10-15-10 all majority-owned subsidiaries—all entities in which a parent has a controlling financial interest—shall be consolidated except (1) when control does not rest with the parent, the majority owner; (2) if the parent is a broker-dealer within the scope of Topic 940 and control is likely to be temporary; (3) consolidation by an investment company within the scope of Topic 946 of a non-investment-company investee. Pursuant to ASC Paragraph 810-10-15-8 the usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity is a condition pointing toward consolidation. The power to control may also exist with a lesser percentage of ownership, for example, by contract, lease, agreement with other stockholders, or by court decree. The Company consolidates all less-than-majority-owned subsidiaries, if any, in which the parent’s power to control exists.

The Company's consolidated subsidiary and/or entity is as follows:

Name of consolidated subsidiary or entity	State or other jurisdiction of incorporation or organization	Date of incorporation or formation (date of acquisition, if applicable)	Attributable interest

Obar Camden Ltd	The United Kingdom	November 13, 2003	100%

The consolidated financial statements include all accounts of the Company and the consolidated subsidiaries and/or entities as of reporting period ending date(s) and for the reporting period(s) then ended.

All inter-company balances and transactions have been eliminated.

F-9

Fair Value of Financial Instruments

The Company follows paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments and paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, prepayments and other current assets, accounts payable, income tax payable, payroll liabilities, accrued expenses and other current liabilities, and deferred rent approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Fair Value of Non-Financial Assets or Liabilities Measured on a Recurring Basis

The Company’s non-financial assets include inventories. The Company identifies potentially excess and slow-moving inventories by evaluating turn rates, inventory levels and other factors. Excess quantities are identified through evaluation of inventory aging, review of inventory turns and historical sales experiences. The Company provides lower of cost or market reserves for such identified excess and slow-moving inventories. The Company establishes a reserve for inventory shrinkage, if any, based on the historical results of physical inventory cycle counts.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which include property and equipment, and intangible assets other than goodwill, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

F-10

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time if the Company's stock was publicly listed; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The impairment charges, if any, is included in operating expenses in the accompanying statements of operations.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts. The Company follows paragraph 310-10-50-9 of the FASB Accounting Standards Codification to estimate the allowance for doubtful accounts. The Company performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and general economic conditions that may affect a client’s ability to pay.

Pursuant to paragraph 310-10-50-2 of the FASB Accounting Standards Codification account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company has adopted paragraph 310-10-50-6 of the FASB Accounting Standards Codification and determine when receivables are past due or delinquent based on how recently payments have been received.

Outstanding account balances are reviewed individually for collectability. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. Bad debt expense is included in general and administrative expenses, if any.

There was no allowance for doubtful accounts at March 31, 2014 or 2013.

There was no bad debt expense for the reporting period ended March 31, 2014 or 2013.

The Company does not have any off-balance-sheet credit exposure to its customers at March 31, 2014 or 2013.

Inventories

Inventory Valuation

The Company values inventories, consisting of consumables and purchased merchandise for resale, at the lower of cost or market. Cost is determined on the first-in and first-out (“FIFO”) method. The Company reduces inventories for the diminution of value, resulting from product obsolescence, damage or other issues affecting marketability, equal to the difference between the cost of the inventory and its estimated market value.  Factors utilized in the determination of estimated market value include (i) current sales data, (ii) estimates of future demand, (iii) competitive pricing pressures, and (iv) product expiration dates.

Inventory Obsolescence and Markdowns

The Company evaluates its current level of inventories considering historical sales and other factors and, based on this evaluation, classify inventory markdowns in the statements of income as a component of cost of sales pursuant to Paragraph 420-10-S99 of the FASB Accounting Standards Codification to adjust inventories to net realizable value. These markdowns are estimates, which could vary significantly from actual requirements if future economic conditions, customer demand or competition differ from expectations.

Obar Camden normally carries four (4) weeks’ worth of pre-packaged and fresh food, soft drinks and liquor supplies and replenishes them when the number of individual items falls below the reorder point.

Lower of Cost or Market Adjustments

There was no lower of cost or market adjustments for the reporting period ended March 31, 2014 or 2013.

F-11

Slow-Moving or Obsolescence Markdowns

The Company recorded no inventory obsolescence adjustments for the reporting period ended March 31, 2014 or 2013.

Property and Equipment

Property and equipment is recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method (after taking into account their respective estimated residual values) over the estimated useful lives of the respective assets as follows:

Estimated Useful Life (Years)

Leasehold improvement	*

Furniture and fixture	5

Production and entertainment equipment	10

(*) Amortized on a straight-line basis over the term of the lease or the estimated useful lives, whichever is shorter.

Upon sale or retirement, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.

Leases

Lease agreements are evaluated to determine whether they are capital leases or operating leases in accordance with paragraph 840-10-25-1 of the FASB Accounting Standards Codification (“Paragraph 840-10-25-1”). Pursuant to Paragraph 840-10-25-1 A lessee and a lessor shall consider whether a lease meets any of the following four criteria as part of classifying the lease at its inception under the guidance in the Lessees Subsection of this Section (for the lessee) and the Lessors Subsection of this Section (for the lessor): a. Transfer of ownership. The lease transfers ownership of the property to the lessee by the end of the lease term. This criterion is met in situations in which the lease agreement provides for the transfer of title at or shortly after the end of the lease term in exchange for the payment of a nominal fee, for example, the minimum required by statutory regulation to transfer title. b. Bargain purchase option. The lease contains a bargain purchase option. c. Lease term. The lease term is equal to 75 percent or more of the estimated economic life of the leased property. d. Minimum lease payments. The present value at the beginning of the lease term of the minimum lease payments, excluding that portion of the payments representing executory costs such as insurance, maintenance, and taxes to be paid by the lessor, including any profit thereon, equals or exceeds 90 percent of the excess of the fair value of the leased property to the lessor at lease inception over any related investment tax credit retained by the lessor and expected to be realized by the lessor. In accordance with paragraphs 840-10-25-29 and 840-10-25-30, if at its inception a lease meets any of the four lease classification criteria in Paragraph 840-10-25-1, the lease shall be classified by the lessee as a capital lease; and if none of the four criteria in Paragraph 840-10-25-1 are met, the lease shall be classified by the lessee as an operating lease. Pursuant to Paragraph 840-10-25-31 a lessee shall compute the present value of the minimum lease payments using the lessee's incremental borrowing rate unless both of the following conditions are met, in which circumstance the lessee shall use the implicit rate: a. It is practicable for the lessee to learn the implicit rate computed by the lessor. b. The implicit rate computed by the lessor is less than the lessee's incremental borrowing rate. Capital lease assets are depreciated on a straight line method, over the capital lease assets estimated useful lives consistent with the Company’s normal depreciation policy for tangible fixed assets. Interest charges are expensed over the period of the lease in relation to the carrying value of the capital lease obligation.

Operating leases primarily relate to the Company’s leases of nightclub and concert performance venue spaces. When the terms of an operating lease include tenant improvement allowances, periods of free rent, rent concessions, and/or rent escalation amounts, the Company establishes a deferred rent liability for the difference between the scheduled rent payment and the straight-line rent expense recognized, which is amortized over the underlying lease term on a straight-line basis as a reduction of rent expense.

Intangible Assets Other Than Goodwill

The Company has adopted Subtopic 350-30 of the FASB Accounting Standards Codification for intangible assets other than goodwill. Under the requirements, the Company amortizes the acquisition costs of intangible assets other than goodwill on a straight-line basis over their estimated useful lives, the terms of the exclusive licenses and/or agreements, or the terms of legal lives of the patents, whichever is shorter. Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

F-12

Website Development Costs

The Company has adopted Subtopic 350-50 of the FASB Accounting Standards Codification for website development costs. Under the requirements of Sections 350-50-15 and 350-50-25, the Company capitalizes costs incurred to develop a website as website development costs, which are amortized on a straight-line basis over the estimated useful lives of three (3) years. Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties include a. affiliates of the Company; b. Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

F-13

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. In addition to the aforementioned general policy, the following are the specific revenue recognition policies:

Revenue from ticket sales from events and concerts is recognized when the performance occurs. Ticket sales collected in advance of an event date are recorded as deferred revenue.

The Company evaluates the criteria outlined in Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Subtopic 605-45, "Revenue Recognition—Principal Agent Considerations," in determining whether it is appropriate to record the gross amount of revenues and related costs or the net revenues. Under the guidance of ASC Subtopic 605-45, if the Company is the primary obligor to perform the services being sold, has general inventory risk as it pertains to recruiting and compensating the talent, has the ability to control the ticket pricing, has discretion in selecting the talent, is involved in the production of the event, generally bears the majority of the credit or collection risk, or has several but not all of these indicators, revenue is recorded gross. If the Company does not have several of these indicators, it records revenues or losses on a net basis.

In accordance with the guidance Subtopic 605-45, for the majority of the Company's events, the Company has several of the above indicators and therefore it recognizes revenue gross as a principal. Additionally, the Company charges for and collects ticketing and credit card processing surcharges and records the amounts in revenue on a gross basis. Actual expenses paid to the ticket service provider and credit card merchant processors are reflected in expenses.

Net sales of products and services represent the invoiced value of goods or services, net of value added taxes (“VAT”). The Company is subject to VAT which is levied on all of the Company’s products and services at the rate of 20% on the invoiced value of sales. Sales or Output VAT is borne by customers in addition to the invoiced value of sales and purchases and Purchase or Input VAT is borne by the Company in addition to the invoiced value of purchases.

Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income and Comprehensive Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to unrecognized income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the reporting period ended March 31, 2014 or 2013.

F-14

Foreign Currency Translation

The Company follows Section 830-10-45 of the FASB Accounting Standards Codification (“Section 830-10-45”) for foreign currency translation to translate the financial statements of the foreign subsidiary from the functional currency, generally the local currency, into U.S. Dollars.  Section 830-10-45 sets out the guidance relating to how a reporting entity determines the functional currency of a foreign entity (including of a foreign entity in a highly inflationary economy), re-measures the books of record (if necessary), and characterizes transaction gains and losses. Pursuant to Section 830-10-45, the assets, liabilities, and operations of a foreign entity shall be measured using the functional currency of that entity. An entity’s functional currency is the currency of the primary economic environment in which the entity operates; normally, that is the currency of the environment, or local currency, in which an entity primarily generates and expends cash.

The functional currency of each foreign subsidiary is determined based on management’s judgment and involves consideration of all relevant economic facts and circumstances affecting the subsidiary. Generally, the currency in which the subsidiary transacts a majority of its transactions, including billings, financing, payroll and other expenditures, would be considered the functional currency, but any dependency upon the parent and the nature of the subsidiary’s operations must also be considered.  If a subsidiary’s functional currency is deemed to be the local currency, then any gain or loss associated with the translation of that subsidiary’s financial statements is included in accumulated other comprehensive income. However, if the functional currency is deemed to be the U.S. Dollar, then any gain or loss associated with the re-measurement of these financial statements from the local currency to the functional currency would be included in the consolidated statements of income and comprehensive income (loss). If the Company disposes of foreign subsidiaries, then any cumulative translation gains or losses would be recorded into the consolidated statements of income and comprehensive income (loss).  If the Company determines that there has been a change in the functional currency of a subsidiary to the U.S. Dollar, any translation gains or losses arising after the date of change would be included within the statement of income and comprehensive income (loss).

Based on an assessment of the factors discussed above, the management of the Company determined the relevant subsidiary’s local currencies to be their respective functional currencies.

The financial records of the Company's UK operating subsidiary are maintained in their local currency, the British Pound (“GBP”), which is the functional currency.  Assets and liabilities are translated from the local currency into the reporting currency, U.S. dollars, at the exchange rate prevailing at the balance sheet date.  Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the consolidated financial statements.  Foreign currency translation gain (loss) resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining accumulated other comprehensive income in the consolidated statement of stockholders’ equity.

Unless otherwise noted, the rate presented below per U.S. $1.00 was the midpoint of the interbank rate as quoted by OANDA Corporation (www.oanda.com) contained in its consolidated financial statements.  Management believes that the difference between GBP vs. U.S. dollar exchange rate quoted by the Bank of England and GBP vs. U.S. dollar exchange rate reported by OANDA Corporation were immaterial.  Translations do not imply that the GBP amounts actually represent, or have been or could be converted into, equivalent amounts in U.S. dollars.  Translation of amounts from GBP into U.S. dollars has been made at the following exchange rates for the respective periods:

	March 31, 2014	March 31, 2013

Balance sheets	0.6009	0.6580

Statements of operations and comprehensive income (loss)	0.6297	0.6329

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

F-15

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In April 2014, the FASB issued ASU No. 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. The amendments in this Update change the requirements for reporting discontinued operations in Subtopic 205-20.

Under the new guidance, a discontinued operation is defined as a disposal of a component or group of components that is disposed of or is classified as held for sale and “represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results.” The ASU states that a strategic shift could include a disposal of (i) a major geographical area of operations, (ii) a major line of business, (iii) a major equity method investment, or (iv) other major parts of an entity. Although “major” is not defined, the standard provides examples of when a disposal qualifies as a discontinued operation.

The ASU also requires additional disclosures about discontinued operations that will provide more information about the assets, liabilities, income and expenses of discontinued operations. In addition, the ASU requires disclosure of the pre-tax profit or loss attributable to a disposal of an individually significant component of an entity that does not qualify for discontinued operations presentation in the financial statements.

The ASU is effective for public business entities for annual periods beginning on or after December 15, 2014, and interim periods within those years.

In June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation.

The amendments in this Update remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

The amendments also clarify that the guidance in Topic 275, Risks and Uncertainties, is applicable to entities that have not commenced planned principal operations.

Finally, the amendments remove paragraph 810-10-15-16. Paragraph 810-10-15-16 states that a development stage entity does not meet the condition in paragraph 810-10-15-14(a) to be a variable interest entity if (1) the entity can demonstrate that the equity invested in the legal entity is sufficient to permit it to finance the activities that it is currently engaged in and (2) the entity’s governing documents and contractual arrangements allow additional equity investments.

The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage.

F-16

The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein.

Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Note 3 – Property and Equipment

(i)    Depreciation and Amortization Expense

Depreciation and amortization expense was $207,332 and $195,840 for the reporting period ended March 31, 2014 and 2013, respectively.

(ii)   Impairment

The Company completed its annual impairment testing of property and equipment and determined that there was no impairment as the fair value of property and equipment, exceeded their carrying values at March 31, 2014.

Note 4 – Intangible Assets Other Than Goodwill

(i)    Amortization Expense

Amortization expense was $825 and $7,760 for the reporting period ended March 31, 2014 and 2013, respectively. Website development cost was fully amortized as of March 31, 2014.

(ii)   Impairment

The Company completed its annual impairment testing of property and equipment and determined that there was no impairment as the fair value of intangible assets other than goodwill exceeded their carrying values at March 31, 2014.

Note 5 – Related Party Transactions

Related Parties

Related parties with whom the Company had transactions are:

Related Parties	Relationship

Mint Group Holdings, Ltd.	An entity owned and controlled by the same stockholders of the Company

Obar, Limited	An entity owned and controlled by the same stockholders of the Company

Renbar Limited	An entity owned and controlled by the same stockholders of the Company

Advances to/from Mint Group Holdings Ltd.

From time to time, the Company provides or receives funds from Mint Group Holdings Ltd. for working capital purposes. These advances are unsecured, non-interest bearing and due on demand.

Management Fee to Mint Group Holdings Ltd.

From time to time, the Company engages the Mint Group to provide management services for the Company.

F-17

Note 6 – Commitments and Contingencies

Operating Lease - Obar Camden

On February 19, 2004 Obar Camden entered into a non-cancellable lease for premises for a period of 25 years expiring November 27, 2028. On October 22, 2004 Obar Camden entered into a deed of variation to the original non-cancellable lease for the premises at £473,000 per year plus valued added taxes for the first five (5) years and at £548,337 per year plus valued added taxes for the remainder of the lease, with free rent for the first fifteen (15) months of the occupancy. In conjunction with the signing of the deed of variation the landlord (i) provided consideration of £175,000, and (ii) contributed an additional £175,000 towards improvements upon execution of the deed of variation.

Future minimum lease payments under the non-cancelable operating lease are as follows:

Year ending March 31:	£	$

2015	548,337	$912,526

2016	548,337	912,526

2017	548,337	912,526

2018	548,337	912,526

2019	548,337	912,526

2020 and after	5,297,086	8,815,252

	8,038,771	$13,377,882

Deferred Rent

To induce Obar Camden to enter into the operating lease and the deed of variation for a period of 25 years the Landlord granted free rent for the first fifteen (15) months of the occupancy and consideration/contribution of £350,000 in aggregate, which will be recognized on a straight-line basis over the duration of the initial lease term of 25 years.

Note 7 – Stockholders’ Equity

Shares Authorized and Issuance of Shares

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is ten (10) ordinary shares, nominal value £0.05 per share. The Company issued ten (10) ordinary shares, nominal value £0.05 per share upon formation of the Company.

Special Resolution to the Certificate of Incorporation

On November 20, 2012, the Company passed a special resolution whereby each issued and un-issued ordinary share of £0.50 in the capital of the Company be and it is hereby sub-divided into ten (10) ordinary shares of £0.05 each in the capital of the Company.

All shares and per share amounts in the consolidated financial statements have been adjusted to give retroactive effect to the sub-division.

Special Resolution for Authorization and Issuance of Additional Shares

On November 20, 2012, OCHL passed a special resolution whereby the Company was authorized and issued 97,746 ordinary shares with nominal value £0.05 per share to acquire all of the issued and outstanding ordinary shares of Obar Camden from then stockholders in exchange for 97,746 shares of the Obar Camden’s ordinary shares.

Note 8 – Income Tax Provision

United Kingdom Income Tax Provision

Obar Camden is registered and operates in the United Kingdom ("UK") and is subject to UK tax law.  There were no significant differences between income reported for financial reporting purposes and income reported for income tax purposes for the reporting period ended March 31, 2014 or 2013.

F-18

Income Tax Provision in the Statements of Operations

A reconciliation of the statutory income tax rate and the effective income tax rate as a percentage of income before income tax provision is as follows:

	For the fiscal year ended March 31, 2014	For the fiscal year ended March 31, 2013

Statutory income tax rate	23.0%	24.0%

Effective income tax rate	23.0%	24.0%

Corporation Income Tax Returns Remaining subject to Audit of UK Government

Generally speaking, HM Revenue & Customs (“HMRC”) must normally send the Corporation a notice of enquiry within 12 months of receiving the said corporation tax return. Different deadlines may apply when:

•	The Corporation filed your corporation tax return late
•	The Corporation amend your return
•	The Corporation made a claim separately from its return
•	Information the Corporation gave HMRC about its corporation tax return was deliberately misleading.

HMRC can make a discovery assessment to correct a careless error up to six (6) years after the end of the Corporation Tax accounting period; 20 years after the accounting period if the mistake was a deliberate error; or no time limit if the fraudulent error was found.

Obar Camden corporation income tax return for the fiscal year ended March 31, 2013 was filed with HMRC on December 31, 2013, which remains subject to audit under the statute of limitations by HMRC for a period of 12 months from the date of filing.

OCHL and Obar Camden corporation income tax returns for the fiscal year ended March 31, 2014 due March 31, 2015 have not yet been filed with HMRC, which remains subject to audit under the statute of limitations by HMRC for a period of 12 months from the date when it is filed.

Note 9 - Concentration of Credit Risk

Credit Risk Arising from Financial Instruments

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents.

As of March 31, 2014, substantially all of the Company’s cash and cash equivalents were held by major financial institutions and the balance at certain accounts may exceed the maximum amount insured by the Financial Services Compensation Scheme (FSCS) (£85,000 per saver, per authorized institution as of December 31, 2010).  However, the Company has not experienced losses on these accounts and management believes that the Company is not exposed to significant risks on such accounts.

Note 10 - Foreign Operations

Foreign Operations

OCHL’s operations are carried out in the United Kingdom (“UK”). Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the UK. The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency fluctuation and remittances and methods of taxation, among other things.

Note 11 – Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were certain reportable subsequent event(s) to be disclosed as follows:

On April 28, 2014, Loton Corp. acquired 50% of the capital stock of OCHL. In connection with the acquisition, OCHL entered into the OCHL Senior and Junior Promissory Notes (the "Promissory Notes") with Mr. Bengough dated April 28, 2014, to repay JJAT Corp. and Loton Corp. $1,376,124 and $494,749 of transaction expenses, respectively, due October 28, 2015 that accrue interest at a rate of 8% per annum. Outstanding interest payable under the Promissory Notes is due on the first anniversary of the note with the balance payable upon maturity of the note. So long as the Promissory Notes are outstanding, OCHL shall not make any distributions or pay any compensation to Mr. Ellin or Mr. Bengough and the net proceeds from any debt and equity financings obtained by OCHL or OCL, as allowed, shall be applied as prepayments under the notes and such amounts paid shall be credited against the outstanding principal and interest owed under the notes.  Payments under the OCHL Junior Promissory Note are subordinate to payments under the OCHL Senior Promissory Note.

F-19